SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON D.C.  20549

                                   FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report:    May 19, 1997
                       ---------------------------------
                       (Date of earliest event reported)


                    Bion Environmental Technologies, Inc.
            -----------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter

            Colorado      0-19333                    84-1176672
       ----------------  ---------               -------------------
           (State of    (Commission              (I.R.S. Employer
         Incorporation)  File No.)               Identification No.)

             555 17th Street, Suite 3310, Denver, Colorado 80202
             -----------------------------------------------------
             (Address and Zip Code of Principal Executive Offices)

     Registrant's telephone number including area code: (303) 294-0750

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ITEM  5.          OTHER  EVENTS.
--------          -------------


(A) Effective May 19, 1997, Bion Environmental Technologies, Inc. (the "Registrant") closed its office in Washington state and is renegotiating the agreements covering two systems in Washington and one in Oregon. The Registrant determined that its resources should be focused more strongly in New York, North Carolina, and Florida where the Registrant*s systems are beginning to produce marketable quantities of BionSoil and the prospects of revenue from systems and soil sales are more immediate. The three systems* contracts which were managed from the Washington office are being renegotiated in a manner that permits ongoing licensed use of the Registrant's systems by the farms involved, and grants them the right to market and sell the soil-like product produced by the systems as long as no reference is made to "Bion" or "BionSoil" which are the Registrant*s sole property.

(B) Effective June 5, 1997, the Registrant modified its December 16, 1996 investment banking agreement (as modified on March 10, 1997) with Global Financial Group ("GFG"). This amendment: (1) extended the termination date from November 30, 1997 to June 30, 1998, (2) expanded GFG*s engagement to include primary market maker support and to sponsor the Registrant at any Regional Investment Banking Association meetings (or similar events participated in by GFG) as requested by the Registrant, (3) amended the Compensation provisions by canceling the warrants granted in Section 4, paragraphs a) and b), delivering 50,000 shares of the Registrant*s restricted and legended common stock to GFG, granting warrants to purchase (a) 100,000 shares of the Registrant*s common stock at $6.00 per share for a period commencing on June 5, 1997 and expiring on June 30, 2000, (b) 35,000 shares of the Registrant*s common stock at $4.00 per share for a period commencing on June 5, 1997 and expiring on June 30, 1999, and (4) the Registrant agreed to reimburse GFG for all pre-approved expenses incurred by GFG in carrying out the terms of this agreement. A copy of the June 5, 1997 agreement is attached hereto as Exhibit 10.1.

(C) Effective August 15, 1997, the Registrant modified its February 6, 1997 investment banking agreement (as modified on March 14, 1997) with Sauceda & Granville Securities, Inc. ("SGS") This amendment: (1) extended the termination date from November 30, 1997 to December 31, 1997, and(2) extended SGS*s June 30, 1997 deadline to raise not less than $1,000,000, or an amount satisfactory to the Registrant, to December 31, 1997. A copy of the August 15, 1997 agreement is attached hereto as Exhibit 10.2.

(D) Effective July 1, 1997, the Registrant entered into an agreement with Norman Olshansky to act as a financial advisor and consultant to assist the Registrant in arranging equity and debt financings through private placement or public offering, joint ventures or other business combinations, institutional borrowings, acquisitions, mergers, or consolidations. A copy of the July 1, 1997 agreement is attached hereto as Exhibit 10.3.

(E) Effective July 1, 1997 the Registrant*s Chief Executive Officer, Jon Northrop ("JN"), entered into a stock voting agreement with Dublin Holding Ltd. ("DHL"), LoTayLingKyur, Inc. ("LTLK"), Mark A. Smith ("MAS") (collectively referred to as "Shareholder") which amended a prior voting agreement with said Shareholder. The current agreement appoints JN as the proxy of Shareholder, grants to JN any and all of its voting rights and powers for the period commencing on the date of this agreement and terminating on December 31, 2005, provided however that if Registrant is not profitable by June 30, 1999 said voting agreement will terminate on January 1, 2000. A copy of the agreement is attached hereto as Exhibit 9.1.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
------   ---------------------------------

9.1 Voting Agreement effective July 1, 1997 between the Regis-trant*s Chief Executive Officer, Jon Northrop, and Dublin Holding Ltd., LoTayLingKyur, Inc., and Mark A. Smith.

10.1 Modified Investment Banking Agreement effective June 5, 1997 between the Registrant and Global Financial Group, Inc.

10.2 Modified Investment Banking Agreement effective August 14, 1997 between the Registrant and Sauceda & Granville Securities, Inc.

10.3 July 1, 1997 Agreement between the Registrant and Norman Olshansky to act as a financial advisor and consultant to the Registrant.

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SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            BION ENVIRONMENTAL TECHNOLOGIES, INC.





Date: August 29, 1997      By:    /s/ M. Duane Stutzman
                                -----------------------
                                  M. Duane Stutzman,
                                  Chief Financial Officer

INDEX TO EXHIBITS

Financial Statements and Exhibits.
---------------------------------


9.1 Voting Agreement effective July 1, 1997 between the Registrant*s Chief Executive Officer, Jon Northrop, and Dublin Holding Ltd.,
        LoTayLingKyur, Inc., and Mark A. Smith.

10.1 Modified Investment Banking Agreement effective June 5, 1997 between the Registrant and Global Financial Group, Inc.

10.2 Modified Investment Banking Agreement effective August 14, 1997 between the Registrant and Sauceda & Granville Securities, Inc.

10.3 July 1, 1997 Agreement between the Registrant and Norman Olshansky to act as a financial advisor and consultant to the Registrant.